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As filed with the Securities and Exchange Commission on March 31, 2014.

Registration No. 333-194841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WCI COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1531 (Primary Standard Industrial Classification Code Number)	27-0472098 (I.R.S. Employer Identification Number)

24301 Walden Center Drive
Bonita Springs, Florida 34134
(239) 947-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants on the Next Page

Keith E. Bass
President and Chief Executive Officer
WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134
Tel (239) 947-2600
Fax (239) 498-8338
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc D. Jaffe, Esq. Senet S. Bischoff, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Tel (212) 906-1200 Fax (212) 751-4864	Vivien N. Hastings, Esq. Senior Vice President, Secretary and General Counsel WCI Communities, Inc. 24301 Walden Center Drive Bonita Springs, Florida 34134 Tel (239) 947-2600 Fax (239) 498-8277

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        WCI Communities, Inc. is filing this Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-4 (Registration No. 333-194841) (the "Registration Statement") as an exhibit-only filing to furnish Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE and to amend and restate the list of exhibits set forth in Item 21 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 21 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

 WCI COMMUNITIES, INC.

Table of Additional Registrants(1)

Name	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	IRS Employer Identification Number
WCI Communities, LLC	Delaware	1531	27-0601855
WCI Communities Management, LLC	Delaware	1531	27-0601636
WCI Towers Northeast USA, Inc.	Delaware	1531	20-1656944
Watermark Realty, Inc. (d/b/a Berkshire Hathaway HomeServices Florida Realty; d/b/a BHHS Florida Realty, d/b/a Florida Title & Guarantee)(2)	Delaware	6531	65-0619884
Pelican Landing Golf Resort Ventures, Inc.	Delaware	7997	59-3543499
Spectrum Eastport, LLC	Delaware	1531	11-3698308
WCI Communities Rivington, LLC	Delaware	1531	27-3699386
Watermark Realty Referral, Inc.	Florida	6531	59-3227694
WCI Realty, Inc.	Florida	6531	59-3408628

(1)
The address, including zip code, telephone number and area code, of the principal offices of each of the additional registrants listed above is: 24301 Walden Center Drive, Bonita Springs, Florida 34134. The telephone number at that address is (239) 947-2600.

(2)
Prior to October 1, 2013, Watermark Realty, Inc. used d/b/a Prudential Florida Realty.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

WCI Communities, Inc.

        We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

        As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

  •
  we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

  •
  the rights provided in our amended and restated bylaws are not exclusive.

        Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee's involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the Company or any of its subsidiaries or was serving at the Company's request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        In addition, we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

Additional Registrants

        WCI Towers Northeast USA, Inc., Watermark Realty, Inc. and Pelican Landing Golf Resort Ventures, Inc. are also incorporated in Delaware. WCI Communities, LLC, WCI Communities Management, LLC, Spectrum Eastport, LLC and WCI Communities Rivington, LLC are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The certificates of incorporation, bylaws and limited liability agreements, as applicable, of each of these Delaware entities provide, to the fullest extent permitted under Delaware law, that the companies shall indemnify and hold harmless any member, officer, director, employee and agents and the officers, employees and managers of the companies from and against all expenses, losses, and liabilities (including reasonable attorneys' fees), judgments, fines, settlements and any other amounts reasonably incurred or suffered by reason of the fact that he or she is or was a director or officer of the entity.

        Two of our subsidiary guarantors, Watermark Realty Referral, Inc. and WCI Realty, Inc., are incorporated in Florida. Section 607.0850 of the Florida Business Corporation Act ("FBCA") permits, subject to certain exclusions, and in some cases requires, a corporation to indemnify its directors, officers, employees, or agents, or any person serving at its request in any such capacity, against certain expenses and liabilities incurred as a party to any proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of a corporation or is or was serving in such capacity at the request of the corporation. With respect to proceedings, other than an action by, or in the right of the corporation, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful.

        With respect to any action threatened, pending or completed by or in the right of a corporation to procure a judgment in its favor against any such person, a corporation may indemnify any such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable unless, and only to the extent that, the court in which the action was brought, or any other court of competent jurisdiction, determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 607.0850 of the FBCA also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding whereby indemnification of persons acting on behalf of the corporation has been authorized by the corporation, whether brought in the right of a corporation or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. Any such indemnification not made pursuant to a determination by a court shall be made by the corporation only as authorized in the specific case upon a determination made by the applicable listed alternative parties and in the manner set forth in the FBCA that indemnification of the director, officer, employee or agent is proper because he or she has met the applicable standard of conduct. Section 607.0850 of the FBCA also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers.

        In addition, the articles of incorporation of Watermark Realty Referral, Inc. provide that the company shall indemnify every officer and director to the full extent permitted by the FBCA.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.    See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

        (b)   Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22.    Undertakings

        (A)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (B)  Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (C)  Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WCI COMMUNITIES, INC.
By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KEITH E. BASS Keith E. Bass	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 31, 2014
* John J. Ferry III	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2014
* Stephen D. Plavin	Director and Chairman of the Board of Directors	March 31, 2014
* Patrick J. Bartels, Jr.	Director	March 31, 2014
* Michelle MacKay	Director	March 31, 2014
* Darius G. Nevin	Director	March 31, 2014
* Charles C. Reardon	Director	March 31, 2014

Signature	Title	Date

* Christopher E. Wilson	Director	March 31, 2014

*By:	/s/ KEITH E. BASS Name: Keith E. Bass Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WCI COMMUNITIES, LLC WCI COMMUNITIES MANAGEMENT, LLC
By:	WCI COMMUNITIES, INC., its Sole Member
By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated, each of which are with WCI Communities, LLC and WCI Communities Management, LLC, and on the date indicated:

Signature	Title	Date

/s/ KEITH E. BASS Keith E. Bass	President and Chief Executive Officer (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 31, 2014
* John J. Ferry III	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2014

*By:	/s/ KEITH E. BASS Name: Keith E. Bass Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

SPECTRUM EASTPORT, LLC WCI COMMUNITIES RIVINGTON, LLC
By:	WCI COMMUNITIES, LLC, its Sole Member
By:	/s/ KEITH E. BASS
Name:	Keith E. Bass
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated, each of which are with Spectrum Eastport, LLC and WCI Communities Rivington, LLC, and on the date indicated:

Signature		Title	Date

/s/ KEITH E. BASS Keith E. Bass		President and Chief Executive Officer (Principal Executive Officer)	March 31, 2014
* Russell Devendorf		Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014
*By:	/s/ KEITH E. BASS
Name: Keith E. Bass Title: Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WCI REALTY, INC.
By:	*
Name:	Paul Erhardt
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature		Title	Date

* Paul Erhardt		President and Director (Principal Executive Officer)	March 31, 2014
* Russell Devendorf		Vice President, Chief Financial Officer, Chief Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014
/s/ KEITH E. BASS Keith E. Bass		Director	March 31, 2014
*By:	/s/ KEITH E. BASS
Name: Keith E. Bass Title: Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WCI TOWERS NORTHEAST USA, INC.
By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ KEITH E. BASS Keith E. Bass	President (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Vice President, Chief Financial Officer, Chief Accounting Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014

*By:	/s/ KEITH E. BASS Name: Keith E. Bass Title: Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WATERMARK REALTY, INC.
By:	*
	Name:	Reinaldo Mesa
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* Reinaldo Mesa	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014
/s/ KEITH E. BASS Keith E. Bass	Director	March 31, 2014

*By:	/s/ KEITH E. BASS Name: Keith E. Bass Title: Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

PELICAN LANDING GOLF RESORT VENTURES, INC.
By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ KEITH E. BASS Keith E. Bass	President and Director (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014
* Paul Erhardt	Director	March 31, 2014

*By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on March 31, 2014.

WATERMARK REALTY REFERRAL, INC.
By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ KEITH E. BASS Keith E. Bass	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2014
* Russell Devendorf	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 31, 2014
* Christine Green	Director	March 31, 2014

*By:	/s/ KEITH E. BASS
	Name:	Keith E. Bass
	Title:	Attorney-in-fact

 EXHIBIT INDEX

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1		Debtors' Second Amended Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 17, 2009 with the United States Bankruptcy Court for the District of Delaware in Case No. 08-11643 (Jointly Administered)	S-1	333-188866	2.1	5/24/13
3.1		Fourth Amended and Restated Certificate of Incorporation, as amended on July 24, 2013	10-Q	001-36023	3.1	8/20/13
3.2		Amended and Restated By-laws of WCI Communities, Inc., as amended on July 24, 2013	10-Q	001-36023	3.2	8/20/13
3.3	*	Certificate of Formation, as amended of WCI Communities, LLC
3.4	*	Amended and Restated Limited Liability Company Agreement of WCI Communities, LLC
3.5	*	Certificate of Formation, as amended of WCI Communities Management, LLC
3.6	*	Amended and Restated Limited Liability Company Agreement of WCI Communities Management, LLC
3.7	*	Certificate of Incorporation, of WCI Towers Northeast USA, Inc.
3.8	*	Amended and Restated By-laws of WCI Towers Northeast USA, Inc.
3.9	*	Certificate of Incorporation, as amended of Watermark Realty, Inc.
3.10	*	By-laws of Watermark Realty, Inc.
3.11	*	Certificate of Incorporation of Pelican Landing Golf Resort Ventures, Inc.
3.12	*	By-laws of Pelican Landing Golf Resort Ventures, Inc.
3.13	*	Certificate of Formation, as amended of Spectrum Eastport, LLC
3.14	*	Operating Agreement of Spectrum Eastport, LLC
3.15	*	Certificate of Formation of WCI Communities Rivington, LLC
3.16	*	Limited Liability Company Agreement of WCI Communities Rivington, LLC
3.17	*	Certificate of Incorporation, as amended of Watermark Realty Referral, Inc.

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith
3.18	*	By-laws of Watermark Realty Referral, Inc.
3.19	*	Certificate of Incorporation, as amended of WCI Realty, Inc.
3.20	*	By-laws of WCI Realty, Inc.
4.1		Indenture, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee	8-K	001-36023	4.1		8/8/13
4.2		Registration Rights Agreement, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Citigroup Global Markets Inc., as representative for the initial purchasers	8-K	001-36023	10.1		8/8/13
4.3		Form of 6 7/8% Senior Note	8-K	001-36023	Exhibit A to 4.1		8/8/13
4.4		Form of Notation of Guarantee	8-K	001-36023	Exhibit F to 4.1		8/8/13
4.5		Specimen Certificate for shares of common stock	S-1/A	333-188866	4.1		7/9/13
5.1	*	Opinion of Latham & Watkins LLP
5.2	*	Opinion of Vivien N. Hastings
10.1		Form of Indemnification Agreement for Directors and Officers	S-1/A	333-188866	10.1		7/9/13
10.2	#	WCI Communities, Inc. 2013 Incentive Award Plan	10-Q	001-36023	10.5		8/20/13
10.3	#	WCI Communities, Inc. Senior Executive Incentive Bonus Plan	10-Q	001-36023	10.6		8/20/13
10.4		Franchise Agreement, dated May 28, 2013, between BHH Affiliates, LLC and Watermark Realty, Inc. d/b/a Berkshire Hathaway HomeServices Florida Realty	S-1/A	333-188866	10.25		5/30/13
10.5	†	First Amendment to Franchise Agreement, dated May 28, 2013, between BHH Affiliates, LLC and Watermark Realty, Inc. d/b/a Berkshire Hathaway HomeServices Florida Realty	S-1/A	333-188866	10.25	(a)	5/30/13
10.6	†	Second Amendment to Franchise Agreement, dated May 28, 2013, between BHH Affiliates, LLC and Watermark Realty, Inc. d/b/a Berkshire Hathaway HomeServices Florida Realty	S-1/A	333-188866	10.25	(b)	5/30/13

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith
10.7	#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the WCI Communities, Inc. 2013 Incentive Award Plan	S-1/A	333-188866	10.27		7/15/13
10.8	#	WCI Communities, Inc. Amended and Restated 2013 Long Term Incentive Plan (Employees)	S-1/A	333-188866	10.10	(a)	7/15/13
10.9	#	Form of Amended and Restated LTIP Award Agreement under the WCI Communities, Inc. Amended and Restated 2013 Long Term Incentive Plan	S-1/A	333-188866	10.11	(a)	7/15/13
10.10	#	WCI Communities, Inc. Amended and Restated 2013 Director Long Term Incentive Plan	S-1/A	333-188866	10.12	(a)	7/15/13
10.11	#	Form of Amended and Restated LTIP Award Agreement under the WCI Communities, Inc. Amended and Restated 2013 Director Long Term Incentive Plan	S-1/A	333-188866	10.13	(a)	7/15/13
10.12		Exchange Agreement, dated July 2, 2013, by and between WCI Communities, Inc. and WCI Communities, Inc. Creditor Trust	S-1/A	333-188866	10.26		7/9/13
10.13		Credit Agreement, dated August 27, 2013, among WCI Communities, Inc., Citibank, N.A., as administrative agent, and the lenders party thereto	8-K	001-36023	10.1		8/29/13
10.14		Note Purchase Agreement, dated June 8, 2012, by and among WCI Communities, Inc., the Guarantors party thereto, the noteholders party thereto and Wilmington Trust, National Association, as amended	S-1	333-188866	10.2		5/24/13
10.14	(a)
		Amendment and Waiver Letter to Note Purchase Agreement, dated November 20, 2012, among WCI Communities, Inc., the Guarantors party thereto, Wilmington Trust, National Association, and the Noteholders named therein	S-1	333-188866	10.2(a	)	5/24/13
10.14	(b)	Amendment and Waiver Letter to Note Purchase Agreement, dated April 25, 2013, among WCI Communities, Inc., the Guarantors party thereto, Wilmington Trust, National Association, and the Noteholders named therein	S-1	333-188866	10.2	(b)	5/24/13
10.15		Loan Agreement, dated February 28, 2013, by and between Stonegate Bank, WCI Communities, Inc. and WCI Communities, LLC	S-1	333-188866	10.3		5/24/13

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith
10.16		Letter of Credit Agreement, dated January 19, 2009, by and between WCI Communities, LLC and Bank of America, N.A., as amended	S-1	333-188866	10.4		5/24/13
10.16	(a)	First Amendment to Letter of Credit Agreement, dated November 21, 2011, by and between WCI Communities, LLC and Bank of America, N.A.	S-1	333-188866	10.4	(a)	5/24/13
10.16	(b)	Second Amendment to Letter of Credit Agreement, dated July 1, 2012, by and between WCI Communities, LLC and Bank of America, N.A.	S-1	333-188866	10.4	(b)	5/24/13
10.16	(c)	Third Amendment to Letter of Credit Agreement, dated November 30, 2012, by and between WCI Communities, LLC and Bank of America, N.A.	S-1	333-188866	10.4	(c)	5/24/13
10.17		Lease Agreement, dated November 19, 2010, by and between Walden Center LP and WCI Communities, LLC, as amended	S-1	333-188866	10.5		5/24/13
10.17	(a)	Amendment to Lease Agreement, dated June 11, 2012, by and between Walden Center LP and WCI Communities, LLC	S-1	333-188866	10.5	(a)	5/24/13
10.17	(b)	Second Amendment to Lease Agreement, dated April 11, 2013, by and between Walden Center LP and WCI Communities, LLC	S-1	333-188866	10.5	(b)	5/24/13
10.17	(c)	Third Amendment to Lease Agreement, dated April 11, 2013, by and between Walden Center LP and WCI Communities, LLC	S-1	333-188866	10.5	(c)	5/24/13
10.17	(d)	Fourth Amendment to Lease Agreement, dated September 19, 2013, by and between Walden Center LP and WCI Communities, LLC	10-K	001-36023	10.17	(d)	2/27/14
10.18	#	WCI Communities, Inc. Long Term Equity Incentive Plan, as amended	S-1	333-188866	10.6		5/24/13
10.18	(a)#	Amendment to WCI Communities, Inc. Long Term Equity Incentive Plan dated May 14, 2012	S-1	333-188866	10.6	(a)	5/24/13
10.18	(b)#	Second Amendment to WCI Communities, Inc. Long Term Equity Incentive Plan, dated July 26, 2012	S-1	333-188866	10.6	(b)	5/24/13
10.19	#	Form of Employee Restricted Stock Agreement under the WCI Communities, Inc. Long Term Equity Incentive Plan	S-1	333-188866	10.7		5/24/13

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.20	#	Employment Agreement, dated November 29, 2012, by and between WCI Communities Management, LLC, WCI Communities, Inc., WCI Communities, LLC and Keith E. Bass	S-1	333-188866	10.16	5/24/13
10.21	#	Amended and Restated Employment Agreement, dated August 29, 2012, by and between WCI Communities Management, LLC, WCI Communities, Inc., WCI Communities, LLC and Russell Devendorf	S-1	333-188866	10.17	5/24/13
10.22	#	Amended and Restated Employment Agreement, dated April 15, 2013, by and between Watermark Realty, Inc., WCI Communities, Inc., WCI Communities, LLC and Reinaldo L. Mesa	S-1	333-188866	10.18	5/24/13
10.23	#	Employment Agreement, dated August 22, 2012, by and between WCI Communities Management, LLC, WCI Communities, Inc., WCI Communities, LLC and Paul J. Erhardt	S-1	333-188866	10.19	5/24/13
10.24	#	Second Amended and Restated Employment Agreement, dated August 16, 2012, by and between WCI Communities Management, LLC, WCI Communities, Inc., WCI Communities, LLC and Vivien N. Hastings	S-1	333-188866	10.20	5/24/13
10.25	#	Employment Agreement, dated January 10, 2014, by and between WCI Communities Management, LLC, WCI Communities, Inc., WCI Communities, LLC and David T. Ivin	10-K	001-36023	10.25	2/27/14
10.26	#	WCI Communities, Inc. 2013 Management Incentive Compensation Plan	S-1	333-188866	10.23	5/24/13
10.27	#	WCI Communities, Inc. 2014 Management Incentive Compensation Plan	10-K	001-36023	10.27	2/27/14
10.28	#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the WCI Communities, Inc. 2013 Incentive Award Plan (Employees and Directors)	10-K	001-36023	10.28	2/27/14
10.29	#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for certain Directors	10-K	001-36023	10.29	2/27/14

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.30		Registration Rights Agreement, dated July 2, 2013, by and between WCI Communities, Inc. and WCI Communities, Inc. Creditor Trust	S-1/A	333-188866	4.5	7/9/13
10.31		Registration Rights Agreement, dated July 24, 2013, by and among WCI Communities, Inc., affiliates of Monarch Alternative Capital LP and Stonehill Institutional Partners, L.P.	10-Q	001-36023	4.2	8/20/13
10.32		Stockholders Agreement, dated July 24, 2013, by and among WCI Communities, Inc. and affiliates of Monarch Alternative Capital LP	10-Q	001-36023	4.3	8/20/13
10.33		Stockholders Agreement, dated July 24, 2013, by and among WCI Communities, Inc. and Stonehill Institutional Partners, L.P.	10-Q	001-36023	4.4	8/20/13
12.1	*	WCI Communities, Inc. Statement of the Computation of the Ratio of Earnings to Fixed Charges
16.1	*	Letter of Ernst & Young LLP, independent registered public accounting firm
16.2	*	Letter of McGladrey LLP, independent registered public accounting firm
21.1	*	List of Subsidiaries of WCI Communities, Inc.
23.1	*	Consent of independent registered public accounting firm (Ernst & Young LLP)
23.2	*	Consent of independent registered public accounting firm (McGladrey LLP)
23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.4	*	Consent of Vivien N. Hastings (included in Exhibit 5.2)
24.1	*	Power of Attorney. Reference is made to the signature pages to this Registration Statement
25.1	*	Statement on Form T-1 as to eligibility of Trustee
99.1	*	Form of Letter of Transmittal
99.2	*	Form of Notice of Guaranteed Delivery
101.INS	††	XBRL Instance Document					**
101.SCH	††	XBRL Taxonomy Extension Schema Document					**

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
101.CAL	††	XBRL Taxonomy Extension Calculation Linkbase Document					**
101.DEF	††	XBRL Taxonomy Extension Definition Linkbase Document					**
101.LAB	††	XBRL Taxonomy Extension Label Linkbase Document					**
101.PRE	††	XBRL Taxonomy Extension Presentation Linkbase Document					**

*
Previously filed

#
Management contract or compensatory plan or arrangement.

†
WCI Communities, Inc. requested confidential treatment for certain information contained in this exhibit. Such information was filed separately with the Securities and Exchange Commission on May 30, 2013 pursuant to a Confidential Treatment Request. On July 25, 2013, the Securities and Exchange Commission approved the request pursuant to an Order Granting Confidential Treatment.

**
Furnished herewith.

††
In accordance with Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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Explanatory Note
WCI COMMUNITIES, INC. Table of Additional Registrants(1)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
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EXHIBIT INDEX